ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 098929-0105

June 26, 2023

LM Funding America, Inc.

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Ladies and Gentlemen:

We have acted as counsel for LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through Maxim Group LLC, as sales agent (the “Sales Agent”), of shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to US$4,700,000 (the “Shares”), from time to time and at various prices in an “at the market” offering pursuant to (i) that certain Equity Distribution Agreement, dated June 26, 2023 (the “Distribution Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3, Registration No. 333-258326, filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 and declared effective on August 16, 2021 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed with the Commission on June 26, 2023 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Shares, we have examined: (i) the Distribution Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Company’s Certificate of Incorporation and Restated By-Laws, each as amended to date, and (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Distribution Agreement and the execution and delivery of the Distribution Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, records, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents, records, certificates, and instruments submitted to us as copies.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

June 26, 2023

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Distribution Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Distribution Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP